Exhibit 99.01

For Immediate Release

Citigroup Inc. (NYSE: C)

February 28, 2014

Citigroup Adjusts Fourth Quarter and Full Year 2013 Financial Results

New York — Citi announced today that it is adjusting downward its fourth quarter and full year 2013 financial results, from those reported on January 16, 2014, by an estimated $235 million after-tax ($360 million pre-tax) as a result of a fraud recently discovered in its subsidiary in Mexico. The financial impact will lower Citi’s 2013 net income from $13.9 billion to $13.7 billion. Citi’s 2013 Annual Report on Form 10-K, to be filed with the U.S. Securities and Exchange Commission on March 3, 2014, will reflect these adjustments. Citi also intends to release a revised Fourth Quarter of 2013 Quarterly Financial Data Supplement reflecting these adjustments.

As of December 31, 2013, Citi, through Banco Nacional de Mexico (“Banamex”), had extended approximately $585 million of short-term credit to Oceanografia S.A. de C.V. (“OSA”), a Mexican oil services company, through an accounts receivable financing program. OSA has been a key supplier to Petróleos Mexicanos (“Pemex”), the Mexican state-owned oil company. Pursuant to the program, Banamex extended credit to OSA to finance accounts receivables due from Pemex. As of December 31, 2013, Banamex also had approximately $33 million in either outstanding loans made directly to OSA or standby letters of credit issued on OSA’s behalf.

On February 11, 2014, Citi learned that OSA had been suspended from being awarded new Mexican government contracts. Upon learning of this suspension, Citi, together with Pemex, commenced detailed reviews of their credit exposure to OSA and of the accounts receivable financing program over the past several years. As a consequence of these reviews, on February 20, 2014, Pemex asserted that a significant portion of the accounts receivables recorded by Banamex in connection with the Pemex accounts receivable financing program were fraudulent and that the valid receivables were substantially less than the $585 million referenced above.

Based on Citi’s review, which included documentation provided by Pemex, Citi estimates that it is able to support the validity of approximately $185 million of the $585 million of accounts receivables owed to Banamex by Pemex as of December 31, 2013. This $185 million consists of approximately $75 million supported by documentation in Pemex records and approximately $110 million of documented work performed that was still going through the Pemex approval process. The difference of an estimated $400 million has been charged to operating expense in Transaction Services in the fourth quarter of 2013, with an offset to compensation expense of approximately $40 million associated with the Banamex variable compensation plan.

While Citi’s review of these matters is ongoing, Citi believes the fraud is isolated to this particular client within the Banamex accounts receivable financing program. Based on its continuing review, Citi will determine whether all or any portion of the $33 million of direct loans made to OSA and the remaining approximately $185 million of accounts receivable due from Pemex is impaired, taking into consideration the impact to OSA and Pemex of the actions and events described herein.

Citi CEO Michael Corbat said, “Although our inquiry into this fraud is continuing, we have been responding forcefully over the past week by assessing the overall exposure to Citi, coordinating with law enforcement, pursuing recovery of the misappropriated funds, and seeking accountability for anyone involved.

“Specifically, we have been taking the following actions: first, we immediately began a ‘rapid review’ – throughout Banamex and the rest of Citi – of programs similar to the one at issue here. At this point, we believe this is an isolated incident.

“Next, we are exploring our legal options and coordinating with law enforcement agencies in Mexico. Banamex, in coordination with Pemex, has worked with Mexico’s Attorney General to initiate criminal actions in connection with this matter that, in addition to imposing just penalties on the responsible parties, may allow us to recover damages. We are exploring every available option to recoup the misappropriated funds and we will be relentless in pursuing their recovery.

“I can assure you there will be accountability for those who perpetrated this despicable crime and any employee who enabled it, either through lax supervision, circumvention of our controls, or violating our Code of Conduct. All will be held equally responsible and we will make sure that the punishment sends a crystal clear message about the consequences of such actions,” Mr. Corbat concluded.

The table below sets forth Citi’s summary financial results for the full year 2013, as reported on January 16, 2014 and as adjusted. As noted above, Citi will release a revised quarterly financial supplement reflecting changes to its fourth quarter of 2013 financial results.

	Citigroup Inc. and Consolidated Subsidiaries
In millions of dollars, except per-share amounts and ratios	2013 As previously reported	2013 Adjustments	2013 As adjusted
Revenues, net of interest expense	$76,366	$—	$76,366
Operating expenses	47,995	360	48,355
Provisions for credit losses and for benefits and claims	8,514	—	8,514
Income from continuing operations before income taxes	$19,857	$(360)	$19,497
Income taxes	5,992	(125)	5,867
Income from continuing operations	$13,865	$(235)	$13,630
Income from discontinued operations, net of taxes	270	—	270
Net income before attribution of noncontrolling interests	$14,135	$(235)	$13,900
Net income attributable to noncontrolling interests	227	—	227
Citigroup’s net income	$13,908	$(235)	$13,673
Net income for:
Citicorp	$15,798	$(235)	$15,563
Institutional Clients Group	9,756	(235)	9,521
Transaction Services	3,132	(235)	2,897
Diluted earnings per share
Income from continuing operations	$4.33	$(.07)	$4.26
Net income	4.42	(.07)	4.35
Ratios:
Return on average common stockholders’ equity	7.1%	(12) bps	6.9%
Tier 1 Common	12.66	(2) bps	12.64
Tier 1 Capital	13.70	(2) bps	13.68
Total Capital	16.68	(3) bps	16.65
Book value per common share	$65.31	$(.08)	$65.23
Tangible book value per common share	$55.38	$(.07)	$55.31

A reconciliation of Citigroup’s total stockholders’ equity to tangible book value per share is as follows:

In millions of dollars, except per share amounts and ratios	Dec. 31, 2013 As reported	Dec. 31, 2013 Adjustments	Dec. 31, 2013 As adjusted
Citigroup’s Total Stockholders’ Equity	$204,574	$(235)	$204,339
Less: Preferred Stock	6,738	—	6,738
Common Stockholders’ Equity	$197,836	$(235)	$197,601
Less:
Goodwill	25,009	—	25,009
Intangible Assets (other than Mortgage Servicing Rights)	5,056	—	5,056
Tangible Common Equity (TCE)*	$167,771	$(235)	$167,536
Common Shares Outstanding at period end	3,029.2	—	3,029.2
Tangible Book Value Per Share	$55.38	$(.07)	$55.31
(Tangible Common Equity/Common Shares Outstanding)

*Tangible common equity and tangible book value per common share are non-GAAP financial measures. Citi believes these metrics provide useful information as they are capital adequacy measures used and relied upon by investors and industry analysts.

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Citi, the leading global bank, has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citi provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, transaction services, and wealth management.

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Certain statements in this document are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results and capital and other financial condition may differ materially from those included in these statements due to a variety of factors, including the precautionary statements included in this document and those contained in Citigroup’s filings with the U.S. Securities and Exchange Commission, including without limitation the “Risk Factors” section of Citigroup’s 2012 Annual Report on Form 10-K. Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citi does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Contacts:

Press:	Shannon Bell	(212) 793-6206
	Mark Costiglio	(212) 559-4114
Investors:	Susan Kendall	(212) 559-2718
Fixed Income Investors:	Peter Kapp	(212) 559-5091